Exhibit 99.4
ALPHA NATURAL RESOURCES, LLC
ALPHA NATURAL RESOURCES CAPITAL CORP.
NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF ALL OUTSTANDING 10% SENIOR NOTES DUE 2012
IN EXCHANGE FOR
AN EQUAL AMOUNT OF THE ISSUERS’ 10% SENIOR NOTES DUE 2012
WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED
        Registered holders of outstanding 10% Senior Notes due 2012 (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new 10% Senior Notes due 2012, which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank, National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by facsimile transmission, mail or hand delivery to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering Outstanding Notes” in the Prospectus dated                     , 2005 of Alpha Natural Resources, LLC and Alpha Natural Resources Capital Corp. relating to the Exchange Offer.
The Exchange Agent for the Exchange Offer is:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By Registered or Certified Mail	By Overnight Courier or Regular Mail:	By Hand Delivery
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Northstar East Building — 12th Floor Minneapolis, MN 55402
By Facsimile Transmission:
Facsimile: (612) 667-6282
To Confirm by Telephone:
Telephone: (800) 344-5128
      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:
      Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the undersigned hereby tenders for exchange to the Issuers the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus.
DESCRIPTION OF OUTSTANDING NOTES TENDERED

	Name and Address of	Certificate Number(s)
	Registered Holder as	of Outstanding Notes
	it Appears on the	Tendered (or Account	Principal Amount
	Outstanding Notes	Number at Book-	of Outstanding
Name of Tendering Holder	(please print)	Entry Facility)	Notes Tendered

PLEASE COMPLETE AND SIGN

(Signature(s) of Registered Holder(s))

(Please Type or Print Name(s) of Registered Holder(s))
Dated: ______________________________ , 2005
Address:

(Zip Code)

(Daytime Area Code and Telephone No.)

☐	Check this Box if the Outstanding Notes will be delivered by book-entry transfer to The Depository Trust Company.
Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)
          The undersigned, a member of a recognized signature medallion program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above person(s) “own(s)” the Outstanding Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Outstanding Notes complies with Rule 14e-4, and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).
Name of Firm:

(Authorized Signature)
Address:

(Zip Code)
Area Code and Tel. No.:

Name:

(Please Type or Print)

Title:

Dated: _________________________, 200

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery.
      A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal. No notice of Guaranteed Delivery should be sent to the Issuers.

2.	Signatures on this Notice of Guaranteed Delivery.
      If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuers, evidence satisfactory to the Issuers of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.	Questions and Requests for Assistance or Additional Copies.
      Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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